Exhibit 32.1
Certifications of Chief Executive Officer
and Chief Financial Officer
Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Annual Report of Computer Programs and Systems, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), J. Boyd Douglas, Chief Executive Officer of the Company, and Matt J. Chambless, Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: March 14, 2016

/s/ J. Boyd Douglas
J. Boyd Douglas
Chief Executive Officer

/s/ Matt J. Chambless
Matt J. Chambless
Chief Financial Officer